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                                                                    EXHIBIT 11.1

                   GREENPOINT FINANCIAL CORP. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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                                                                QUARTER ENDED
                                                                   MARCH 31,
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(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)                        2001          2000
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
Net income                                                    $   78.1      $   57.9
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Weighted average number of common
   shares outstanding during each year - basic                    88.3          91.5

Weighted average number of common
   shares and common stock equivalents
   outstanding during each year - diluted                         90.5          92.5

Basic earnings per share                                      $    0.88     $    0.63
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Diluted earnings per share                                    $    0.86     $    0.63
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